EXHIBIT 99.1



FOR IMMEDIATE RELEASE
---------------------



                   MARTHA STEWART LIVING OMNIMEDIA, INC.
                   ANNOUNCES SECOND QUARTER 2003 RESULTS
                   -------------------------------------

          NEW YORK, NEW YORK, AUGUST 11, 2003 --- Martha Stewart Living Omnimedia, Inc. (NYSE: MSO) today announced its results for the second quarter and six-month period ended June 30, 2003.

Revenues for the second quarter of 2003 were $65.8 million, compared to $78.6 million in the prior year's quarter. Operating income for the second quarter was $1.5 million compared to $13.1 million for the second quarter of 2002, while operating income before depreciation and amortization ("OIDA") for the second quarter of 2003 was $3.6 million, compared to $16.2 million in the same period last year. Earnings per share from continuing operations were $0.02 for the second quarter of 2003, compared to $0.16 in the 2002 quarter.

Sharon L. Patrick, President and Chief Executive Officer, said, "During an exceptionally difficult quarter, our talented team responded to the challenges presented by the effects of Martha Stewart's personal legal situation and continued to earn the loyalty of readers, viewers, and customers by creating and producing the unique how-to information and quality products for the home that define our brand.

"We believe that the Martha Stewart Living core brand will continue to be under pressure until resolution of Martha Stewart's personal legal situation. Our strategy until then will be to continue to invest in sustaining our core Martha Stewart Living brand equity, brand labels and other assets, all the while investing in new properties like Everyday Food and controlling costs wherever doing so does not conflict with those goals.

"Highlights for the quarter included our recent decision to launch our new Everyday Food magazine, reflecting the strong consumer response to its four test issues. We believe this near-term investment will generate long-term profitability. We are excited by the prospects for this innovative magazine aimed directly at the burgeoning market of the busy home cook. In addition, the quarter included the successful launch of our Martha Stewart Signature furniture collection, which has met with an excellent response and attests to the enduring appeal of the brand. The Company also made further improvements in its Internet/Direct Commerce segment during the quarter, generating better results from increased operating efficiencies and a lower cost structure. Looking to the third quarter, we are excited about the launch of our Martha Stewart Everyday program with Sears Canada in September."

SECOND QUARTER 2003 RESULTS
---------------------------
PUBLISHING
----------
Revenues in the quarter were $39.6 million, compared to $47.3 million in the year-ago period. OIDA was $9.4 million for the quarter, compared to $16.6 million in the year-ago period. Operating income was $9.3 million, compared to $16.5 million in the second quarter of 2002. The results reflect lower advertising and circulation revenue in Martha Stewart Living magazine in the quarter, partially offset by higher revenues from Everyday Food and Martha Stewart Weddings. In addition to the publication of two issues of Everyday Food in the 2003 quarter, the Company also published two issues of Martha Stewart Weddings and two special issues, compared to one issue of Martha Stewart Weddings and two special issues in the second quarter of 2002.

TELEVISION
----------
Revenues in the second quarter of 2003 were $6.6 million, compared to $7.2 million in the prior year's quarter. OIDA was $0.4 million for this year's second quarter, compared to $1.4 million in the prior year's second quarter. Operating income for the second quarter of 2003 was breakeven, compared to $0.9 million in the second quarter of 2002. The decline in performance was due primarily to lower ratings and advertising revenue from the Company's nationally syndicated daily show, combined with higher year-over-year marketing expenses, as well as the loss of high margin revenues from CBS's The Early Show.

MERCHANDISING
-------------
Revenues in the second quarter of 2003 were $11.8 million, compared to $16.0 million in the prior year quarter. Revenues in the 2003 quarter reflect the benefit of the launch of the Martha Stewart Signature line of furniture and a higher royalty rate on our Martha Stewart Everyday products sold at Kmart, offset by the impact on product sales of Kmart store closures and the elimination of certain garden products. Revenues recorded in the quarter from the Company's contract with Kmart reflect royalties earned on actual product sales, without giving effect to annual minimum royalty amounts that are payable in early 2004.

OIDA was $8.0 million, compared to $12.5 million in the prior year's quarter. Second quarter 2003 operating income was $7.8 million, compared to $12.4 million in the second quarter of 2002. The declines in operating income and OIDA resulted from lower royalty revenue.

INTERNET/DIRECT COMMERCE
------------------------
Revenues were $7.8 million, compared to $8.1 million in the same period a year ago. Revenues declined in the quarter due to lower advertising revenues, partially offset by higher commerce revenues. OIDA was $(4.3) million in the 2003 quarter, compared to $(6.7) million in the year-ago period. The reduced loss resulted from significant progress made in reducing the cost structure of the segment, including improved product gross margin, more efficient fulfillment operations, as well as lower headcount and technology related costs. The second quarter results do not yet reflect the operating benefits the Company expects to achieve beginning in the third quarter resulting from reduced and more targeted catalog circulation and a more focused and improved product assortment. Operating loss was $(4.6) million for the second quarter of 2003, compared to $(7.4) million in the second quarter of 2002. Depreciation and amortization in the second quarter of 2003 was $0.2 million, compared to $0.7 million in the second quarter of 2002, primarily as a result of a write down of costs associated with the Company's website taken in the fourth quarter of 2002.

CORPORATE OVERHEAD
------------------
Corporate overhead, before depreciation and amortization, was $9.9 million for the second quarter of 2003, compared to $7.6 million in the second quarter of 2002. Corporate overhead, including depreciation and amortization, increased to $11.1 million, compared to $9.3 million in the prior year's quarter, primarily as a result of higher legal and professional fees incurred as a result of corporate issues resulting from investigations into a personal sale of non-Company stock by Martha Stewart, as well as higher insurance and corporate promotion costs.

DEPRECIATION AND AMORTIZATION
-----------------------------
Depreciation and amortization decreased $1.1 million to $2.1 million in the second quarter of 2003, compared to $3.1 million for the second quarter 2002, due primarily to lower depreciation resulting from a write down of costs associated with the Company's website taken in the fourth quarter of 2002.

SIX MONTH 2003 OPERATING RESULTS
--------------------------------
Revenues for the six months ended June 30, 2003 were $123.8 million, compared to $146.6 million for the six months ended June 30, 2002. Operating income (loss) was $(6.0) million for the six months ended June 30, 2003, compared to $18.9 million for the six months ended June 30, 2002, while OIDA for the six months ended June 30, 2003 was $(1.8) million, compared to $25.0 million in the same period one year ago. For the six month period ending June 30, 2003, net loss from continuing operations of $(3.1) million, or $(0.06) per share, compares to net income from continuing operations of $11.8 million, or $0.24 per share, in the six month period ending June 30, 2002.

The results for the six months ended June 30, 2002 included the cumulative effect of an accounting change resulting from the adoption of FAS 142 that resulted in the reduction to the carrying value of the Company's goodwill by $5.0 million ($3.1 million after tax).


TRENDS AND OUTLOOK
------------------
James Follo, the Company's Chief Financial Officer, commented, "We continue to maintain our strong financial position, including $172 million in cash and short-term investments at quarter-end. We recognize that the challenges we face are likely to persist for some time, and we are carefully balancing that against our opportunities for growth and our commitment to building value for the long-term. Our current outlook for the third quarter is for a loss per share of approximately $(0.15) and for the full-year 2003, a loss of approximately $(0.18) to $(0.20) per share."


BASIS OF PRESENTATION
---------------------
The Company believes OIDA is an appropriate measure when evaluating the operating performance of its business segments and the Company on a consolidated basis. OIDA is used externally by the Company's investors, analysts, and industry peers. OIDA is among the primary metrics used by management for planning and forecasting of future periods, and is considered an important indicator of the operational strength of the Company's businesses. The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company's management and makes it easier to compare the Company's results with other companies that have different capital structures or tax rates. The Company believes OIDA should be considered in addition to, not as a substitute for, operating income (loss), net income (loss), cash flows, and other measures of financial performance prepared in accordance with generally accepted accounting principles ("GAAP"). As OIDA is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similarly titled measures employed by other companies. A reconciliation of OIDA to operating income (loss) is provided in the financial statements included with this release.

Martha Stewart Living Omnimedia, Inc. (MSO) is a leading provider of original how-to information that turns dreamers into doers, inspiring and engaging consumers with unique content and high-quality products for the home. MSO's creative experts develop content within eight core areas - Home, Cooking and Entertaining, Gardening, Crafts, Holiday, Keeping, Weddings, and Baby and Kids - that provide consumers with ideas and products to celebrate their homes and the domestic arts. MSO is organized into four business segments - Publishing, Television, Merchandising and Internet/Direct Commerce.

The Company will host a conference call with analysts and investors at 11:00 am ET that will be broadcast live over the Internet at www.marthastewart.com/ir.

                                    ###

This press release contains certain "forward-looking statements," as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts and can be identified by the use of terminology such as "may," "will," "should," "could", "expects," "plans," and "intends." The Company's actual results may differ materially from those projected in these statements, and factors that could cause such differences include further adverse reaction to the prolonged and continued negative publicity relating to Martha Stewart by consumers, advertisers and business partners; a loss of the services, or diminution in the reputation, of Ms. Stewart; further adverse reaction by the Company's consumers, advertisers and business partners to the uncertainty relating to the nature of the resolution of the criminal and civil proceedings pending against Ms. Stewart concerning a sale of non-Company stock by Ms. Stewart and any adverse resolution of such proceedings; adverse resolution of some or all of the Company's ongoing litigation; any loss of the services of the Company's key personnel; downturns in national and/or local economies; an inability to execute the restructuring of our Internet/Direct Commerce segment as planned; shifts in our business strategies; a softening of the domestic advertising market; changes in consumer reading, purchasing and/or television viewing patterns; unanticipated increases in paper, postage or printing costs; operational or financial problems at any of our contractual business partners; the receptivity of consumers to our new product introductions; and changes in government regulations affecting the Company's industries. Certain of these and other factors are discussed in more detail in the Company's filings with the Securities and Exchange Commission, especially under the heading "Management's Discussion and Analysis", which may be accessed through the SEC's World Wide Web site at http://www.sec.gov. The Company is under no obligation to update any forward-looking statements after the date of this release.



CONTACT: Investors - James Follo, Chief Financial Officer of Martha Stewart Living Omnimedia, Inc., 212-827-8218; Media - Elizabeth Estroff of Martha Stewart Living Omnimedia, Inc., 212-827-8281.

                   Martha Stewart Living Omnimedia, Inc.
                       Consolidated Income Statement
                        Three Months Ended June 30,
            (unaudited, in thousands, except per share amounts)


                                                           2003                   2002                % change
                                                      ---------------       ---------------       ---------------

REVENUES
      Publishing                                            $ 39,617              $ 47,323                -16.3%
      Television                                               6,588                 7,249                 -9.1%
      Merchandising                                           11,763                15,974                -26.4%
      Internet/Direct Commerce                                 7,814                 8,056                 -3.0%
                                                      ---------------       ---------------       ---------------
          Total revenues                                      65,782                78,602                -16.3%
                                                      ---------------       ---------------       ---------------

OPERATING COSTS AND EXPENSES
     Production, distribution and editorial                   35,473                39,380                 -9.9%
     Selling and promotion                                    13,724                11,656                 17.7%
     General and administrative                               13,028                11,368                 14.6%
     Depreciation and amortization                             2,054                 3,118                -34.1%
                                                      ---------------       ---------------       ---------------
          Total operating costs and expenses                  64,279                65,522                 -1.9%
                                                      ---------------       ---------------       ---------------
OPERATING INCOME                                               1,503                13,080                -88.5%

     Interest income, net                                        395                   568                -30.5%
                                                      ---------------       ---------------       ---------------
INCOME BEFORE INCOME TAXES                                     1,898                13,648                -86.1%
     Income tax (provision)                                     (665)               (5,596)                88.1%
                                                      ---------------       ---------------       ---------------
INCOME FROM CONTINUING OPERATIONS BEFORE
LOSS FROM DISCONTINUED OPERATIONS                              1,233                 8,052                -84.7%
                                                      --------------       ---------------       ---------------

Loss from discontinued operations, net of tax benefit           (302)               (1,313)                77.0%
                                                     ---------------       ---------------       ---------------

NET INCOME                                                     $ 931               $ 6,739                -86.2%
                                                     ===============       ===============       ===============

EARNINGS PER SHARE - BASIC AND DILUTED
      Income from continuing operations                       $ 0.02                $ 0.16
      Loss from discontinued operations                        (0.01)                (0.03)
                                                     ---------------       ---------------
      Net Income                                              $ 0.02                $ 0.14
                                                     ===============       ===============

WEIGHTED AVERAGE SHARES OUTSTANDING-
Basic                                                         49,488                49,166
Diluted                                                       49,627                49,373



                   Martha Stewart Living Omnimedia, Inc.
                            Segment Information
                        Three Months Ended June 30,

                         (unaudited, in thousands)
                                                                           2003                2002              % change
                                                                     ---------------     ---------------     ---------------

REVENUES
  Publishing                                                               $ 39,617            $ 47,323              -16.3%
  Television                                                                  6,588               7,249               -9.1%
  Merchandising                                                              11,763              15,974              -26.4%
  Internet/Direct Commerce                                                    7,814               8,056               -3.0%
                                                                     ---------------     ---------------     ---------------
     Total revenues                                                          65,782              78,602              -16.3%
                                                                     ---------------     ---------------     ---------------
OPERATING INCOME (LOSS) BEFORE DEPRECIATION AND AMORTIZATION
  Publishing                                                                  9,376              16,569              -43.4%
  Television                                                                    387               1,373              -71.8%
  Merchandising                                                               7,976              12,508              -36.2%
  Internet/ Direct Commerce                                                  (4,308)             (6,693)              35.6%
                                                                     ---------------     ---------------     ---------------

Operating Income (Loss) before Depreciation and Amortization                 13,431              23,757              -43.5%
before Corporate Overhead

  Corporate Overhead                                                         (9,874)             (7,559)             -30.6%
                                                                     ---------------     ---------------     ---------------
Operating Income before Depreciation and Amortization                         3,557              16,198              -78.0%


Depreciation and amortization                                                (2,054)             (3,118)              34.1%
                                                                     ---------------     ---------------     ---------------

OPERATING INCOME                                                              1,503              13,080              -88.5%

  Interest income, net                                                          395                 568              -30.5%
                                                                     ---------------     ---------------     ---------------

INCOME BEFORE INCOME TAXES                                                    1,898              13,648              -86.1%

  Income tax (provision)                                                       (665)             (5,596)              88.1%
                                                                     ---------------     ---------------     ---------------

INCOME FROM CONTINUING OPERATIONS BEFORE LOSS FROM DISCONTINUED
OPERATIONS                                                                    1,233               8,052              -84.7%
                                                                     ---------------     ---------------     ---------------

Loss from discontinued operations, net of tax benefit                          (302)             (1,313)              77.0%

                                                                     ---------------     ---------------     ---------------
NET INCOME                                                                    $ 931             $ 6,739              -86.2%
                                                                     ===============     ===============     ===============




                   Martha Stewart Living Omnimedia, Inc.
                       Consolidated Income Statement
                         Six Months Ended June 30,
            (unaudited, in thousands, except per share amounts)

                                                                             2003                 2002                % change
                                                                     ---------------       ---------------       ---------------
REVENUES
      Publishing                                                           $ 73,678              $ 90,417              -18.5%
      Television                                                             13,203                13,960               -5.4%
      Merchandising                                                          22,091                27,050              -18.3%
      Internet/Direct Commerce                                               14,833                15,134               -2.0%
                                                                     ---------------       ---------------       ---------------
          Total revenues                                                    123,805               146,561              -15.5%
                                                                     ---------------       ---------------       ---------------
OPERATING COSTS AND EXPENSES
     Production, distribution and editorial                                  71,099                76,151               -6.6%
     Selling and promotion                                                   26,545                22,338               18.8%
     General and administrative                                              28,003                23,027               21.6%
     Depreciation and amortization                                            4,195                 6,135              -31.6%
                                                                     ---------------       ---------------       ---------------
          Total operating costs and expenses                                129,842               127,651                1.7%
                                                                     ---------------       ---------------       ---------------
OPERATING INCOME (LOSS)                                                      (6,037)               18,910                  nm

     Interest income, net                                                       797                 1,058              -24.7%
                                                                     ---------------       ---------------       ---------------
INCOME (LOSS) BEFORE INCOME TAXES                                            (5,240)               19,968                  nm
     Income tax benefit (provision)                                           2,184                (8,187)                 nm
                                                                     ---------------       ---------------       ---------------
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE LOSS FROM
DISCONTINUED OPERATIONS AND CUMULATIVE EFFECT OF ACCOUNTING CHANGE           (3,056)               11,781                  nm
                                                                     ---------------       ---------------       ---------------
Loss from discontinued operations, net of tax benefit                          (523)               (2,139)              75.5%
                                                                     ---------------       ---------------       ---------------
INCOME (LOSS) BEFORE CUMULATIVE EFFECT
OF ACCOUNTING CHANGE                                                         (3,579)                9,642                  nm

Cumulative effect of accounting change, net of tax benefit                        -                (3,137)                 nm
                                                                     ---------------       ---------------       ---------------
NET INCOME (LOSS)                                                          $ (3,579)               $ 6,505                 nm
                                                                     ===============       ===============       ===============
EARNINGS (LOSS) PER SHARE - BASIC AND DILUTED
      Income (loss) from continuing operations                              $ (0.06)               $ 0.24
      Loss from discontinued operations                                       (0.01)                (0.04)
      Cumulative effect of accounting change                                      -                 (0.06)
                                                                     ---------------       ---------------
      Net Income (Loss)                                                     $ (0.07)               $ 0.13
                                                                     ===============       ===============
WEIGHTED AVERAGE SHARES OUTSTANDING-
Basic                                                                        49,560                48,968
Diluted                                                                      49,560                49,147



                   Martha Stewart Living Omnimedia, Inc.
                            Segment Information
                         Six Months Ended June 30,
                         (unaudited, in thousands)
                                                                          2003                 2002                 % change
                                                                     ---------------     ---------------       ---------------

REVENUES
  Publishing                                                               $ 73,678              $ 90,417              -18.5%
  Television                                                                 13,203                13,960               -5.4%
  Merchandising                                                              22,091                27,050              -18.3%
  Internet/Direct Commerce                                                   14,833                15,134               -2.0%
                                                                     ---------------       ---------------     ---------------
     Total revenues                                                         123,805               146,561              -15.5%
                                                                     ---------------       ---------------     ---------------
OPERATING INCOME (LOSS) BEFORE DEPRECIATION AND AMORTIZATION
  Publishing                                                                 14,388                31,821              -54.8%
  Television                                                                  1,008                 2,162              -53.4%
  Merchandising                                                              15,179                20,107              -24.5%
  Internet/ Direct Commerce                                                (12,313)               (13,442)               8.4%
                                                                     ---------------       ---------------     ---------------
     Operating Income (Loss) before Depreciation and Amortization            18,262                40,648              -55.1%
     before Corporate Overhead

  Corporate Overhead                                                        (20,104)              (15,603)             -28.8%
                                                                     --------------       ---------------     ---------------
     Operating Income (Loss) before Depreciation and                         (1,842)               25,045                  nm
     Amortization

Depreciation and amortization                                                (4,195)               (6,135)               31.6%
                                                                     ---------------       ---------------     ---------------

OPERATING INCOME (LOSS)                                                      (6,037)               18,910                  nm

  Interest income, net                                                          797                 1,058              -24.7%
                                                                     ---------------       ---------------     ---------------

INCOME (LOSS) BEFORE INCOME TAXES                                            (5,240)               19,968                  nm

  Income tax benefit (provision)                                              2,184                (8,187)                 nm
                                                                     ---------------       ---------------     ---------------

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE LOSS FROM
DISCONTINUED OPERATIONS AND CUMULATIVE EFFECT OF ACCOUNTING CHANGE           (3,056)               11,781                  nm
                                                                     ---------------       ---------------     ---------------

Loss from discontinued operations, net of tax benefit                          (523)               (2,139)              75.5%
                                                                     ---------------       ---------------     ---------------
INCOME (LOSS) BEFORE CUMULATIVE EFFECT
OF ACCOUNTING CHANGE                                                         (3,579)                9,642                  nm

Cumulative effect of accounting change, net of tax benefit                        -                (3,137)                 nm
                                                                     ---------------       ---------------     ---------------

NET INCOME (LOSS)                                                          $ (3,579)              $ 6,505                  nm
                                                                     ===============       ===============     ===============



                   Martha Stewart Living Omnimedia, Inc.
                        Consolidated Balance Sheets
                  (in thousands, except per share amounts)

                                                                               June 30,          December 31,
                                                                                 2003                 2002
                                                                          ----------------    ------------------
ASSETS                                                                         (unaudited)
CURRENT ASSETS
        Cash and cash equivalents                                             $   125,487            $  131,664
        Short-term investments                                                     46,986                47,286
        Accounts receivable, net                                                   28,943                37,796
        Inventories, net                                                            7,234                 8,654
        Deferred television production costs                                        4,195                 4,179
        Income taxes receivable                                                     2,932                     -
        Deferred income taxes                                                       7,028                 7,028
        Other current assets                                                        3,092                 4,756
                                                                          ----------------    ------------------
                            TOTAL CURRENT ASSETS                                  225,897               241,363
                                                                          ----------------    ------------------
PROPERTY, PLANT, AND EQUIPMENT, net                                                27,730                31,288
                                                                          ----------------    ------------------
INTANGIBLE ASSETS, net                                                             44,257                44,257
                                                                          ----------------    ------------------
DEFERRED INCOME TAXES                                                               2,827                 2,827
                                                                          ----------------    ------------------
OTHER NONCURRENT ASSETS                                                             4,466                 4,807
                                                                          ----------------    ------------------
                            TOTAL ASSETS                                      $   305,177            $  324,542
                                                                          ================    ==================
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
        Accounts payable and accrued liabilities                              $    30,154            $   40,517
        Accrued payroll and related costs                                           5,318                 9,385
        Income taxes payable                                                            -                   323
        Current portion of deferred subscription income                            25,148                24,932
                                                                          ----------------    ------------------
                            TOTAL CURRENT LIABILITIES                              60,620                75,157
                                                                          ----------------    ------------------
DEFERRED SUBSCRIPTION INCOME                                                        6,465                 7,715
OTHER NONCURRENT LIABILITIES                                                        4,685                 5,035
                                                                          ----------------    ------------------
                            TOTAL LIABILITIES                                      71,770                87,907
                                                                          ---------------     -----------------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
     Class A common stock, $0.01 par value, 350,000 shares authorized:
     19,459 and 19,342 shares issued in 2003 and 2002, respectively                   195                   194
     Class B common stock, $0.01 par value, 150,000 shares authorized:
     30,059 and 30,295 shares outstanding in 2003 and 2002, respectively              301                   303
     Capital in excess of par value                                               181,612               181,629
     Unamortized restricted stock                                                    (624)                 (993)
     Retained earnings                                                             52,698                56,277
                                                                          ----------------    ------------------
                                                                                  234,182               237,410
     Less class A treasury stock - 59 shares at cost                                 (775)                 (775)
                                                                          ----------------    ------------------
                            TOTAL SHAREHOLDERS' EQUITY                            233,407               236,635
                                                                          ---------------     -----------------
                            TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY        $   305,177          $    324,542
                                                                          ===============     =================


                   Martha Stewart Living Omnimedia, Inc.
     Supplemental Disclosures Regarding Non- GAAP Financial Information
                        Three Months Ended June 30,
                         (unaudited, in thousands)

         The following table presents segment and consolidated financial information, including a reconciliation of operating income, a GAAP measure, and Operating Income before Depreciation and Amortization (OIDA), a non-GAAP measure. In order to reconcile OIDA to operating income, depreciation and amortization are added back to operating income.

                                                           2003                   2002                 % change
                                                    -------------------    -------------------    --------------------

REVENUES
  Publishing                                              39,617                 47,323                  -16.3%
  Television                                               6,588                  7,249                   -9.1%
  Merchandising                                           11,763                 15,974                  -26.4%
  Internet/Direct Commerce                                 7,814                  8,056                   -3.0%
                                                    -------------------    -------------------    --------------------
     TOTAL REVENUES                                       65,782                 78,602                  -16.3%
                                                    ===================    ===================    ====================

OPERATING INCOME (LOSS)
  Publishing                                               9,335                 16,530                  -43.5%
  Television                                                   2                    937                  -99.8%
  Merchandising                                            7,808                 12,350                  -36.8%
  Internet/ Direct Commerce                               (4,552)                (7,434)                   38.8%
                                                    -------------------    -------------------    --------------------
     Operating Income before Corporate Overhead           12,593                 22,383                  -43.7%
Corporate Overhead                                       (11,090)                (9,303)                  -19.2%
                                                    -------------------    -------------------    --------------------
     TOTAL OPERATING INCOME                                1,503                 13,080                  -88.5%
                                                    ===================    ===================    ====================

DEPRECIATION AND AMORTIZATION
  Publishing                                                  41                     39                    5.1%
  Television                                                 385                    436                  -11.7%
  Merchandising                                              168                    158                    6.3%
  Internet/ Direct Commerce                                  244                    741                  -67.1%
  Corporate Overhead                                       1,216                  1,744                  -30.3%
                                                    -------------------    -------------------    --------------------
    TOTAL DEPRECIATION AND AMORTIZATION                    2,054                  3,118                  -34.1%
                                                    ===================    ===================    ====================

OPERATING INCOME (LOSS) BEFORE DEPRECIATION AND AMORTIZATION
  Publishing                                               9,376                 16,569                  -43.4%
  Television                                                 387                  1,373                  -71.8%
  Merchandising                                            7,976                 12,508                  -36.2%
  Internet/ Direct Commerce                               (4,308)                (6,693)                  35.6%
                                                    ----------------    -------------------    --------------------
    Operating Income before Depreciation and
       Amortization before Corporate Overhead             13,431                 23,757                  -43.5%
                                                    -------------------    -------------------    --------------------
  Corporate Overhead                                      (9,874)                (7,559)                 -30.6%
                                                    -------------------    -------------------    --------------------
    TOTAL OPERATING INCOME (LOSS) BEFORE
       DEPRECIATION AND AMORTIZATION                       3,557                 16,198                  -78.0%
                                                    ===================    ===================    ====================

                   Martha Stewart Living Omnimedia, Inc.
     Supplemental Disclosures Regarding Non- GAAP Financial Information
                         Six Months Ended June 30,
                         (unaudited, in thousands)

          The following table presents segment and consolidated financial information, including a reconciliation of operating income, a GAAP measure, and Operating Income before Depreciation and Amortization (OIDA), a non-GAAP measure. In order to reconcile OIDA to operating income, depreciation and amortization are added back to operating income.

                                                           2003                   2002                 % change
                                                    -------------------    -------------------    --------------------
REVENUES
  Publishing                                              73,678                 90,417                  -18.5%
  Television                                              13,203                 13,960                   -5.4%
  Merchandising                                           22,091                 27,050                  -18.3%
  Internet/Direct Commerce                                14,833                 15,134                   -2.0%
                                                   ------------------    -------------------    --------------------
     TOTAL REVENUES                                      123,805                146,561                  -15.5%
                                                    ===================    ===================    ====================
OPERATING INCOME (LOSS)
  Publishing                                              14,306                 31,742                  -54.9%
  Television                                                 229                  1,293                  -82.3%
  Merchandising                                           14,842                 19,790                  -25.0%
  Internet/ Direct Commerce                              (12,804)               (14,819)                   13.6%
                                                    -------------------    -------------------    --------------------
     Operating Income before Corporate Overhead           16,573                 38,006                  -56.4%
Corporate Overhead                                       (22,610)               (19,096)                  -18.4%
                                                    -------------------    -------------------    --------------------
     TOTAL OPERATING INCOME (LOSS)                        (6,037)                18,910                      nm
                                                    ===================    ===================    ====================

DEPRECIATION AND AMORTIZATION
  Publishing                                                  82                     79                    3.8%
  Television                                                 779                    869                  -10.4%
  Merchandising                                              337                    317                    6.3%
  Internet/ Direct Commerce                                  491                  1,377                  -64.3%
  Corporate Overhead                                       2,506                  3,493                  -28.3%
                                                    -------------------    -------------------    --------------------
     TOTAL DEPRECIATION AND AMORTIZATION                   4,195                  6,135                  -31.6%
                                                    ===================    ===================    ====================

OPERATING INCOME (LOSS) BEFORE DEPRECIATION AND AMORTIZATION
  Publishing                                              14,388                 31,821                  -54.8%
  Television                                               1,008                  2,162                  -53.4%
  Merchandising                                           15,179                 20,107                  -24.5%
  Internet/ Direct Commerce                              (12,313)               (13,442)                    8.4%
                                                    -------------------    -------------------    --------------------
     Operating Income before Depreciation and
     Amortization before Corporate Overhead               18,262                 40,648                  -55.1%
                                                    -------------------    -------------------    --------------------
  Corporate Overhead                                     (20,104)               (15,603)                 -28.8%
                                                    -------------------    -------------------    --------------------
       TOTAL OPERATING INCOME (LOSS) BEFORE
       DEPRECIATION AND AMORTIZATION                      (1,842)                25,045                      nm
                                                    ===================    ===================    ====================

